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                                                                   EXHIBIT 23.3



                  Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 16, 1998 included in Merry Land & Investment Company, Inc.'s Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Atlanta, Georgia
September 3, 1998